SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): April 20, 1999




                            IMPERIAL PETROLEUM, INC.
                            ------------------------

             (Exact name of registrant as specified in its charter)




         NEVADA                   0-9923                      95-3386019
         ---------------------------------------------------------------
(State of incorporation)       (Commission File No.)   (I.R.S.Employer I.D. No.)




100 NW Second Street, Suite 312, Evansville, Indiana                47708
-------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:          (812) - 424-7948




                 N/A__________________________
(Former name or former address, if changed since last report. )

      ITEM 1. Changes in Control:

                          N/A

      ITEM 2. Acquisition or Disposition of Assets:

      Under the terms of that certain Agreement to Exchange Stock dated August 31, 1998 by and between Oil City Petroleum, Inc. and certain control shareholders of Oil City, as Sellers and Imperial Petroleum, Inc., as Buyer, Imperial purchased a total of 17,345,906 million shares of Oil City common stock representing an interest of approximately 90% of Oil City in exchange for the issuance of 1,950,000 shares of its restricted common stock. Under the terms of the Agreement, Imperial is obligated to provide working capital loans in the total amount of $900,000 to Oil City in equal monthly payments over a period of 36 months and agreed to guarantee the existing bank debt of Oil City of approximately $1.1 million with BankOne Texas. The Board of Directors and the Management of Oil City and Imperial remained unchanged and continue to manage the affairs of their respective company. The oil and natural gas interests and subsidiaries of Oil City remained in tact and approval of Oil City's primary lender, BankOne Texas, was obtained prior to consummation of the exchange.

      Imperial and Oil City's management entered into the acquisition agreement with the intent to stabilize Oil City during the period of low oil prices in the industry and attempt to consolidate other interests and companies through the use of Oil City stock, thereby increasing the size and financial strength of the company. Prior to closing the acquisition, Imperial and Oil City entered into negotiations with the owners of additional oil and natural gas interests and received tentative commitments from owners agreeing to accept newly issued Oil City shares representing approximately 30% of the outstanding Oil City shares in exchange for their oil and natural gas interests. Oil City and Imperial expect to close those acquisitions during June 1999. As such Imperial's interest in Oil City will be diluted to approximately 60%.

      The preceding statements with respect to the Oil City Acquisition are a brief summary thereof. A copy of the Oil City Acquisition Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference.

      ITEM 7.   Financial Statements and Exhibits:

      The Company is preparing the necessary financial statements in U.S GAAP format to accurately reflect the transactions described above, however, the required financial statements are not completed at this time. The Company intends to file the required financial statements under cover of Form 8 not later than 60 days after the date this Current Report on Form 8-K is filed. Pending such filing, the Company is filing the following financial statements:

(a.) Oil City Petroleum, Inc. Consolidated (unaudited) Balance Sheets as of January 31,1999 and Statement of Income (unaudited)dated January 31, 1999.

      It is impractical for the Company to provide the pro forma financial statements required with the initial filing of this Form 8-K. The Company is preparing these statements in US GAAP form and intends to file the required statements under cover of Form 8 not later than 60 days after the filing of this Current Report on Form 8-K.








                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson,

President



Dated:  June 3, 1999

                            OIL CITY PETROLEUM, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                January 31, 1999

ASSETS
Current Assets:
     Cash                                                       $     28,543.72
     Accounts Receivable                                              68,529.14
     Revenue Receivable                                               20,725.53
     Accounts Receivable-Other                                        70,395.51
     Shop and Yard Inventory                                           1,466.26
     Other Current Assets                                             10,721.54
                                                                ---------------
          Total Current Asset                                        200,381.70

Property and Equipment
     Oil and Gas Properties                                        2,759,214.12
     Building, Land & Office Equipment                               304,112,39
                                                                 --------------
          Total Property and Equipment                             3,063,326.51

Less Depreciation, Depletion and Amortization                       (678,236.10)
                                                                 --------------
          Net Property and Equipment                               2,385,090.41

Other Assets
     Deferred Loan Cost                                               46,489.89
     Organization Cost                                                   902.33
                                                                 --------------
TOTAL ASSETS                                              $        2,632,864.33
                                                                 ==============

LIABILITIES & EQUITY Current Liabilities:
     Accounts Payable-Trade                                          325,900.58
     Revenue Payable                                                  90,502.82
     Accounts Payable-Other                                          112,362.44
     Current Portion of Long Term Debt                               199,327.10
                                                                 --------------
          Total Current Liabilities                                  728,092.94

Long Term Debt                                                     1,021,899.91
Subordinated Debt - Imperial Petroleum, Inc.                         145,000.00

Shareholders Equity
     Common Stock                                                     29,300.00
     Treasury Stock                                                  (14,317.70)
     Additional Paid in Capital                                    9,890,774.29
     Retained Earnings                                            (9,421,131.89)
     Net Income (Loss)                                               253,246.78
                                                                 --------------
          Total Shareholder's Equity                                 737,871.48

TOTAL LIABILITIES & EQUITY                                  $      2,632,864.33
                                                                 ==============

                            OIL CITY PETROLEUM, INC.
                          CONSOLIDATED INCOME STATEMENT
                                   (UNAUDITED)
                                January 31, 1999



Revenues

     Oil and Gas Sales                                         $     189,107.00


Costs and Expenses

     Lease Operating Expenses                                        105,080.41
     Depreciation, Depletion, & Amortization                          67,352.26
     Administrative and General                                       91,398.82
     Interest                                                         67,486.11
                                                                 --------------
Net Operating Income or (Loss)                                      (142,210.60)


Other Income (Expenses)
     Other Income                                                     44,885.98
     Gain (Loss) on Sale of Assets                                   350,635.05
     Gain (Loss) on Write Down                                           (63.65)
                                                                 --------------
Total Other Income (Expenses)                                        395,457.38


Net Income (Loss)                                              $     253,246.78
                                                                 ==============

                           AGREEMENT TO EXCHANGE STOCK
                           ---------------------------




      THIS AGREEMENT TO EXCHANGE STOCK (the "Agreement"), dated as of the 31st day of August 1998, by and between Imperial Petroleum, Inc., a Nevada corporation ("Imperial")and Oil City Petroleum, Inc., a Texas corporation ("OIL CITY"), and those persons listed on Exhibit "A" attached hereto (such persons listed on Exhibit "A" attached hereto are sometimes collectively referred to herein as the "OIL CITY Stockholders."

                             W I T N E S S E T H
                             --------------------

      WHEREAS, the OIL CITY Stockholders and the Board of Directors of Imperial deem it advisable and in the best interests of OIL CITY, the OIL CITY Stockholders and Imperial that Imperial acquire 90% of the issued and outstanding capital stock of OIL CITY, in exchange for (1.) 2,350,000 newly-issued shares of Imperial common stock, referred herein as the "Imperial Shares"; and (2.) the availability of a subordinated loan from Imperial to OIL CITY in an amount of $900,000 available in equal monthly installments for a term of 36 months pursuant to this Agreement and applicable provisions of law (such transaction being hereinafter referred to as the "Oil City Acquisition"); and

      WHEREAS, the Board of Directors of Imperial has approved and adopted this Agreement; and

      WHEREAS, the OIL CITY Stockholders and OIL CITY own and have the right to sell, transfer and exchange 90% of the issued and outstanding capital stock of OIL CITY to Imperial in accordance with the terms of this Agreement and applicable provisions of law.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows.

                         1.  Exchange of Common Stock.
                         -----------------------------

  1.01 Exchange. Subject to the terms and conditions herein set forth, at the time of closing set forth in Section 1.02 hereof, Imperial will issue and deliver or cause to be issued and delivered to the OIL CITY Stockholders the following: (1.) a total of 2,350,000 shares of Imperial's authorized and unissued common stock, par value $0.006 per share (the "Imperial Shares"), in exchange for the conveyance by the OIL CITY Stockholders and OIL CITY to

Imperial of a total of 13,655,700 shares of OIL CITY capital stock (the "OIL CITY Shares"), representing 90% of the issued and outstanding capital stock of OIL CITY.

  1.02 Closing. Subject to the terms and provisions of this Agreement, the closing of the Oil City Acquisition will be at 10:00 a.m. at the offices of Imperial Petroleum, Inc., 100 NW Second Street, Suite 312, Evansville, IN 47708 on or before September 1, 1998, or at such earlier or later date or such other place as shall be mutually agreed upon by Imperial, OIL CITY and the OIL CITY Stockholders, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."


  1.03 Terms of Loan. Subject to completion of the Oil City Acquisition as provided in this Agreement and the exchange of shares as outlined in Section
1.01 above, Imperial will provide a subordinate loan facility to OIL CITY in the amount of $900,000 for its use as provided in the attached Exhibit "B" - "Use of Loan Proceeds". OIL CITY will sign a note payable to Imperial, substantially in the form of the note attached as Exhibit "C", to be paid in full with principal and accrued interest thereon (annual rate of 9%). Payment of principal and accrued interest on the note shall begin upon the expiration of thirty six (36) months from the date of execution of the note and paid in equal monthly installments during the next sixty (60) months. Security for the note will be a second mortgage against 100% of the assets of OIL CITY.


                    2. Representations and Warranties of the
                             OIL CITY Stockholders.
                             ----------------------

      Each of the OIL CITY Stockholders severally, and not jointly, represents and warrants to Imperial that, with respect to the OIL CITY shares owned by such OIL CITY Stockholder as set forth on Exhibit "A" attached hereto, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as through made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.

      2.01 Authorization. The OIL CITY Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the OIL CITY Stockholder, enforceable in accordance with its terms and conditions. The OIL CITY Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

      2.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the OIL CITY Stockholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the OIL CITY Stockholder is a party or by which he is bound or to which any of his assets are subject.

      2.03 Ownership. The OIL CITY Stockholder holds of record and owns beneficially the number of OIL CITY Shares set forth opposite his name as set forth on Exhibit "A" attached hereto. The OIL CITY Stockholder holds his OIL
CITY Shares free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. The OIL CITY Stockholder is not a party to any option, warrant, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of OIL CITY (other than this Agreement). The OIL CITY Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of OIL CITY.

      2.04 Speculative Nature and Risk. The OIL CITY Stockholders each understand and acknowledge the speculative nature of and substantial risk of loss associated with an investment in the Imperial Shares which may be subject to substantial dilution. The OIL CITY Stockholders each represent and warrant that the Imperial Shares constitute an investment which is suitable and consistent with their respective financial conditions and that they are each able to bear the risks of this investment for an indefinite period of time, which may include the total loss of their investment in Imperial. The OIL CITY Stockholders each further represent that they have adequate means of providing for their respective current financial needs and corporate and personal contingencies and no need for liquidity in their investment in Imperial and that they each have sufficient financial and business experience to evaluate the merits and risks of an investment in Imperial.

      2.05 Federal or State Securities Laws. The OIL CITY Stockholders each understand and acknowledge that the Imperial Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws and the OIL CITY Stockholders are each aware that no federal or state agency has made any review, finding or determination regarding the terms of their acquisition of the Imperial Shares nor any recommendation or endorsement of the Imperial Shares as an investment, and the OIL CITY Stockholders must each forego the security, if any, that such a review would provide.

      2.06 Acquisition for Own Account. The OIL CITY Stockholders each understand and acknowledge that the Imperial Shares are being offered and sold under exemptions from registration provided by the Act and exemptions provided by applicable state securities laws and the OIL CITY Stockholders each warrant and represent that the Imperial Shares are being acquired by them solely for their own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. The OIL CITY Stockholders each represent and warrant that they have no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Imperial Shares or which would guarantee them any profit or protect them against any loss with respect to the Imperial Shares. Further, the OIL CITY Stockholders have no plans to enter into any such agreement or arrangement, and, consequently, they must each bear the economic risk of an investment in the Imperial Shares for an indefinite period of time.

      2.07 Limitations on Resale or Transfer. The OIL CITY Stockholders each understand and acknowledge that the Imperial Shares will be "restricted" as defined in Rule 144 under the Act and that therefore they cannot offer to sell, sell or otherwise transfer or distribute the Imperial Shares without registration thereof, which Imperial is not obligated to do, under both the Act and any applicable state securities laws, or unless an exemption is, in the opinion of Imperial's counsel, available to them under the Act and any applicable state securities laws. Such exemption is not now available and it is not anticipated that any such exemption will become available in the future. The OIL CITY Stockholders each further understand and acknowledge that the restrictions on the transfer of the Imperial Shares will be noted on the books of Imperial and that the stock certificate representing the Imperial Shares will bear a written legend setting forth the restriction on the transferability of the Imperial Shares in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933,OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.




                        3. Representations and Warranties
                              Concerning OIL CITY.
                              --------------------

      OIL CITY represents and warrants to Imperial that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by OIL CITY to Imperial on the date hereof and initialed by the parties (the "OIL CITY Disclosure Schedule"). Nothing in the OIL CITY Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the OIL CITY Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The OIL CITY Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      3.01 Good Standing. OIL CITY is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full corporate power to own and operate its properties and to carry on its business as and in places where such properties are owned, operated and conducted.

      3.02 Capitalization. The entire authorized capital stock of OIL CITY consists of 30,000,000 shares of common stock, no par value, of which 29,300,000 shares are issued and outstanding, including 14,317,700 shares held in treasury. All of the issued and outstanding shares of OIL CITY common stock have been duly authorized, are validly issued, fully paid, and non-assessable.

      3.03 Financial Statements. Attached as Section 3.03 of the OIL CITY Disclosure Schedule are the following financial statements (collectively, the "OIL CITY Financial Statements"): (i) audited balance sheets of OIL CITY as of August 31, 1995, 1996 and 1997 and compiled (unaudited) balance sheet as of May 31, 1998 ("Most Recent OIL CITY Balance sheet"); and (iii) audited statements of operations, retained earnings and cash flows for the years ended August 31, 1995, 1996 and 1997 and unaudited statements of operations for the nine months ended May 31, 1997. The OIL CITY Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete and are consistent with the books and records of OIL CITY which books and records are correct and complete.

      3.04 Undisclosed Liabilities. Except to the extent reflected or reserved against in the Most Recent OIL CITY Balance Sheet on the dates shown, or as set forth in Section 3.04 of the OIL CITY Disclosure Schedule, as of those dates, OIL CITY had no liabilities or obligations of any material nature, whether accrued, absolute, contingent or otherwise and, as of such dates, knows nor has reasonable grounds to know any basis for the assertion against OIL CITY of any liability of any nature or in any amount not fully reflected or reserved against in the Most Recent OIL CITY Balance Sheet.

      3.05 Events Subsequent. Subsequent to the Most Recent OIL CITY Balance Sheet and except as set forth in Section 3.05 of the OIL CITY Disclosure Schedule, OIL CITY has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business; (ii) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent OIL CITY Balance Sheet; (iv) sold or transferred any of its tangible assets or cancelled any debts or claims except in each case in the ordinary course of business; (v) made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.

      3.06 Litigation. Except as set forth in Section 3.06 of the OIL CITY Disclosure Schedule, there are no actions, suits or proceedings at law or in equity pending or, to the knowledge of OIL CITY, threatened against OIL CITY seeking damages nor are there any suits threatened or pending before any federal, state or municipal government or any board, department or agency thereof involving OIL CITY. To the best of OIL CITY's knowledge, OIL CITY has no pending violation proceedings relating to state or federal environmental regulations.

      3.07 Employment Matters. OIL CITY is not a party to any employment contract with any officer, director or other employee. OIL CITY is not bound by a contract with a labor union, pension or profit share plan or employee benefit plan, other than as listed in Section 3.07 of the OIL CITY Disclosure Schedule.

      3.08  Subsidiaries.   Section 3.08  of  the OIL  CITY Disclosure  Schedule
summarizes each of the subsidiaries of OIL CITY and its ownership therein.

      3.09 Tax Matters. OIL CITY has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against OIL CITY. Since the date of the OIL CITY Financial Statements, OIL CITY has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due.

      3.10 Properties. Section 3.10 of the OIL CITY Disclosure Schedule sets forth a true and complete list of all material leases, contracts, understandings commitments, plans or mortgages now in effect, to which OIL CITY is a party, or under which it is obligated, or which materially affect its properties. OIL CITY has complied with all material provisions of such leases, contracts, understandings, commitments, plans and mortgages and is not in material default with respect to any thereof.

      3.11 Adverse Changes. There has been no material adverse change in the condition, financial or otherwise, of OIL CITY from that set forth in the Most Recent OIL CITY Balance Sheet. To the best of OIL CITY's knowledge, OIL CITY is not aware of any facts that might result in any actions, suit or other proceeding that would result in any adverse change in the financial condition of OIL CITY. The business, properties and assets reflected in the OIL CITY Financial Statements have not been materially and adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, requisition or taking of property by any government or agency thereof, flood, drought, embargo, riot, activities of armed forces or acts of God or the public.

      3.12 Books and Records. All of the minute books, stock certificate books and stock transfer ledgers of OIL CITY are complete and accurate in all material respects.

      3.13 Independent Investigation of Imperial. OIL CITY confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the Imperial Shares, the business prospects and leases of Imperial. OIL CITY acknowledges that (i) Imperial has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and
(ii) the Imperial Shares are a highly speculative investment with a high degree of risk of loss by OIL CITY of its investment therein. OIL CITY represents and warrants that in making the decision to acquire the Imperial Shares, it has relied upon its own independent investigation of Imperial and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that OIL CITY and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by OIL CITY of the Imperial Shares and any other matters concerning an investment in Imperial, and to obtain any additional information OIL CITY deems necessary to verify the accuracy of the information provided.

      3.14  Disclosure.  The  representations and  warranties  contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

                4.  Representations and Warranties of Imperial
                ----------------------------------------------

      Imperial represents and warrants to the OIL CITY Stockholders and OIL CITY that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by Imperial to the OIL CITY Stockholders and OIL CITY on the date hereof and initialed by the parties (the "Imperial Disclosure Schedule"). Nothing in the Imperial Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Imperial Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Imperial Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

      4.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4.01 of the Imperial Disclosure Schedule lists the directors and officers of Imperial. Imperial has made available for inspection by the OIL CITY Stockholders correct and complete copies of the Certificate of Incorporation and Bylaws of Imperial (as amended to date). The minute books containing the records of meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books and the stock record books of Imperial are correct and complete. Imperial is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

      4.02 Capitalization. The entire authorized capital stock of Imperial consists of (i) 50,000,000 shares of common stock, par value $0.006 per share, of which 6,469,801 shares are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and non-assessable and are held of record by the respective Imperial shareholders as set  forth in  Imperial's  stock  record  books.  There  are no  outstanding  or
authorized  options,  warrants,  rights,  contracts,   calls,  puts,  rights  to
subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock, except as disclosed in Section 4.02 of the Imperial Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Imperial. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Imperial. Upon issuance, the Imperial Shares to be issued to the OIL CITY Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

      4.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Imperial is subject or any provision of its Certificate of Incorporation or Bylaws of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for Imperial to consummate the transactions contemplated by this Agreement.

      4.04  Subsidiaries.  The subsidiaries owned by Imperial  are disclosed  in
Section 4.04 of the Imperial  Disclosure  Schedule  and,  except as set forth in
Section 4.04 of the Imperial Disclosure Schedule, Imperial does not own, directly or indirectly, any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

      4.05 Common Stock Trading Market. The common stock of Imperial is eligible for quotation and is quoted on the National Association of Securities Dealers ("NASD") OTC Bulletin Board in accordance with the applicable rules of the NASD and Securities and Exchange Commission ("SEC") and is in compliance with applicable NASD and SEC rules for continuing quotation on the NASD Bulletin
Board. The broker-dealers which are market-makers in the common stock of Imperial are Paragon Capital ("Market-Makers"). Imperial has furnished each Market-Maker and each other broker-dealer effecting transactions in the
Company's  common  stock  with all  information  required  by SEC Rule  15c2-11.
Imperial, its officers, directors and affiliates have fully complied with any and all requests for information by the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market- maker, pursuant to SEC Rule 15c2-11. Any and all information provided by Imperial to the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, was, at the time if was furnished, accurate in all material respects.

   4.06 Financial Statements. Attached as Section 4.06 of the Imperial Disclosure Schedule are the following Imperial financial statements (collectively, the "Imperial Financial Statements"): (i) audited consolidated balance sheets as of the fiscal years ended July 31, 1995, 1996 and 1997 and unaudited consolidated balance sheets as of April 30, 1998 and audited consolidated statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended July 31, 1995, 1996 and 1997, and the unaudited statements of operations for the nine months ending April 30, 1998 (the "Most Recent Imperial Fiscal Quarter ") for Imperial. The Imperial
Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete and are consistent with the books and records of Imperial which books and records are correct and complete; provided, however, that the Interim Imperial Financial Statements are subject to normal year-end adjustments (which will not be material) and lack complete footnotes and other presentation items.


   4.07 Events Subsequent. Subsequent to the Most Recent Imperial Balance Sheet and except as set forth in Section 4.07 of the Imperial Disclosure Schedule, Imperial has not (i) incurred any material liabilities or obligations, absolute or contingent, except current liabilities and obligations under contracts entered into in the ordinary course of business; (ii) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock; (iii) mortgaged or pledged or subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, excepting extensions or renewals of liens for liabilities set forth on the Most Recent Imperial Balance Sheet; (iv) sold or transferred any of its tangible assets or cancelled any debts or claims except in each case in the ordinary course of business; (v) made any capital expenditures other than in the ordinary course of business; or (vi) incurred any material or adverse losses or damages, to be involved in strikes, or other labor disputes.



   4.08 Undisclosed Liabilities. Imperial has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any liability), except for (i) liabilities set forth on the face of the Imperial Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Imperial Fiscal Year End in the ordinary course of business, none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

   4.09 Tax Matters. Imperial has no knowledge or any reasonable grounds to know of any tax deficiencies which might be asserted against Imperial. Since the date of the Imperial Financial Statements, Imperial has paid or has provided for payment of all federal and state withholding and unemployment insurance taxes and has filed all federal, state and local tax returns and reports when due.


   4.10 Title to Properties. Imperial has good and marketable title to, or valid leasehold interests in, all its properties and assets, real, personal and intangible, including without limitation, the assets reflected in the Imperial Financial Statements (except as since sold or otherwise disposed of in the ordinary course of business) free and clear of all mortgages, pledges, conditional sales agreements, claims, liens, security interests and encumbrances, except (i) as referred to or reflected in the Interim Imperial Financial Statements or in the notes thereto, and (ii) statutory liens for taxes not yet due and payable. Imperial has not received notice of violation of any applicable law, ordinance, regulation, order or requirement relating to such properties or assets. All leases pursuant to which Imperial leases any real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any existing default or event of default or event which, with notice or lapse of time, or both, would constitute a default which has been noticed to Imperial or of which Imperial is aware.

   4.11 Real Property Leases. Imperial is not a party to any lease or sub-lease of real property.

   4.12     Intellectual Property.

            (a) Except as disclosed in Section 4.12 of the Imperial Disclosure Schedule, Imperial does not own any Intellectual Property and is not a party to any license, sublicense, agreement, or permission with respect to any Intellectual Property (as defined below) necessary for the operation of its business as presently conducted and as presently proposed to be conducted. Imperial has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Imperial have ever received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation.

            (b) As used herein, "Intellectual Property" means all (i) patents, patent applications, patent disclosures, and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof,
      (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, and documentation, (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (vii) other proprietary rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

   4.13 Tangible Assets. Except as set forth on the Imperial Financial Statements, Imperial does not own or lease any tangible assets of any kind or nature.

   4.14 Inventory. Imperial has no inventory of products, raw materials or other supplies.

   4.15 Litigation. Imperial (i) is not subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge, and (ii) is a not party and, to the knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of Imperial, is not threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

   4.16 Adverse Changes. There has been no material adverse change in the condition, financial or otherwise, of IMPERIAL from that set forth in the Most Recent IMPERIAL Balance Sheet. To the best of IMPERIAL's knowledge, IMPERIAL is not aware of any facts that might result in any actions, suit or other proceeding that would result in any adverse change in the financial condition of IMPERIAL. The business, properties and assets reflected in the IMPERIAL Financial Statements have not been materially and adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, requisition or taking of property by any government or agency thereof, flood, drought, embargo, riot, activities of armed forces or acts of God or the public.

   4.17 Books and Records. All of the minute books, stock certificate books and stock transfer ledgers of Imperial are complete and accurate in all material respects.

   4.18 Certain Business Relationships with Imperial. Except as disclosed in the Imperial Disclosure Schedule, none of the OIL CITY shareholders and their affiliates has been involved in any business arrangement or relationship with Imperial within the past 36 months, and none of the OIL CITY shareholders and their affiliates owns any property or right, tangible or intangible, which is used in the business of Imperial.

   4.19 Independent Investigation of OIL CITY. Imperial confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the OIL CITY Shares, the business prospects and leases of OIL CITY. Imperial acknowledges that (i) OIL CITY has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the OIL CITY Shares are a highly speculative investment with a high degree of risk of loss by Imperial of its investment therein. Imperial represents and warrants that in making the decision to acquire the OIL CITY Shares, it has relied upon its own independent investigation of OIL CITY and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from OIL CITY, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by Imperial of the OIL CITY shares and any other matters concerning an investment in OIL CITY, and to obtain any additional information Imperial deems necessary to verify the accuracy of the information provided.

   4.20 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 4 not misleading.

                         5.  Survival and Indemnity.
                         ---------------------------

      5.01 Survival. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing Date, even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing Date, and shall continue in full force and effect for a period of five years thereafter.

      5.02 Indemnification for Benefit of the OIL CITY Stockholders. In the event Imperial breaches any of its representations, warranties and covenants contained herein, and provided that any OIL CITY Stockholder or OIL CITY makes a written claim for indemnification against Imperial pursuant to Section 10.05, then Imperial agrees to and does hereby indemnify OIL CITY and the OIL CITY Stockholders from and against the entirety of any Adverse Consequences it may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that OIL CITY or the OIL CITY Stockholders may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     5.03 Indemnification for Benefit of Imperial. In the event any of the OIL CITY Stockholders breach any of their respective representations, warranties and covenants contained herein, and provided that Imperial makes a written claim for indemnification against the OIL CITY Stockholder in breach pursuant to Section 10.05, then the OIL CITY Stockholders severally, and not jointly, agree to indemnify Imperial from and against the entirety of any Adverse Consequences Imperial may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     5.04 Matters Involving Third Parties. If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 10 days after the Indemnified party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party not to be withheld unreasonably, and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provisions whereby the plaintiff or claimant in the matter releases the Indemnified Party for all liability with respect thereto, without the written consent of the Indemnified Party not to be withheld unreasonably. In the event no Indemnifying Party notifies the Indemnified Party with 10 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

     5.05 Determination of Loss. The parties shall make appropriate adjustment for tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money in determining the amount of loss for purposes of this Section 5.

     5.06 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty or covenant.

     5.07 Definition of Adverse Consequences. As used in this Section 5,"Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, (including costs incurred to comply with applicable rules and regulations of the National Association of Securities Dealers and the Securities and Exchange Commission) amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all attorneys' fees, accountants' fees and court costs.

                6.  Conduct and Transactions prior to Closing.
                ----------------------------------------------

     6.01 Investigation; Operation of Business of OIL CITY. Between the date of this Agreement and the Closing Date:

            (a) OIL CITY agrees to give Imperial, its agents and representatives, full access to all of OIL CITY's premises and books and records, and to cause OIL CITY's officers to furnish Imperial with such financial and operating data and other information with respect to its business and properties as Imperial shall from time to time request. Provided, however, that any such investigation shall not affect any of the representations and warranties of OIL CITY hereunder and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of OIL CITY. In the event of termination of this Agreement, Imperial will return to OIL CITY all documents, work papers, and other material obtained from OIL CITY in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

            (b) Except as set forth in the OIL CITY Disclosure Schedule, OIL CITY, to the extent required for continued operation of the business of OIL CITY without impairment, will use reasonable efforts to preserve substantially intact the business organization of OIL CITY, to keep available the services of the present officers and employees of OIL CITY, and to preserve the present relationships of OIL CITY with persons having significant business relationships with OIL CITY.

            (c) Except as set forth on the OIL CITY Disclosure Schedule, prior to Closing, OIL CITY will conduct its business only in the ordinary course and, by way of amplification and not limitation, OIL CITY will not, without the prior written consent of Imperial (i) issue any capital stock, or (ii) grant any stock options or warrants or other rights to purchase or otherwise acquire any shares of OIL CITY capital stock or issue any securities convertible into shares of OIL CITY capital stock, or (iii) adopt any employee benefit plans or modify or alter any existing employee benefit plan, or (iv) declare, set aside, or pay any dividend or distribution with respect to the capital stock of OIL CITY, or (v) directly or indirectly redeem, purchase or otherwise acquire any capital stock of OIL CITY, or (vi) effect a split or reclassification of any capital stock of OIL CITY or a recapitalization of OIL CITY, or (vii) amend or change the Certificate of Incorporation or Bylaws of OIL CITY or,
      (viii) grant any increase in the compensation payable or to become payable by OIL CITY to officers or salaried employees of OIL CITY or any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or (ix) borrow or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others except in the ordinary course of business, or (x) waive any rights of substantial value, or (xi) except in the ordinary course of business, enter into an agreement, contract or commitment.

      6.02 Investigation; Operation of Business of Imperial. Between the date of this Agreement and the Closing Date:

            (a) Imperial agrees to give to the OIL CITY Stockholders, their agents and representatives, full access to all premises and books and records, and to cause Imperial's officers to furnish the OIL CITY Stockholders with such financial and operating data and other information with respect to the business and properties of Imperial as the OIL CITY Stockholders shall from time to time request. Provided, however, that any such investigation shall not affect any of the representations and warranties of Imperial hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Imperial. In the event of termination of this Agreement, the OIL CITY Stockholders will return to Imperial all documents, work papers and other material obtained from Imperial in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

            (b) Imperial, to the extent required for continued operation of the business of Imperial without impairment, will use reasonable efforts to preserve substantially intact the business organization of Imperial, to keep available the services of the present officers and employees of Imperial, and to preserve the present relationships of Imperial with persons having significant business relationships to Imperial.

            (c) Prior to Closing, Imperial will cause Imperial to, conduct its business only in the ordinary course and, by way of amplification and not limitation, Imperial will not, without the prior written consent of the OIL CITY Stockholders, (i) issue any capital stock, or (ii) grant any stock options or warrants or other rights to purchase or otherwise acquire any shares of Imperial capital stock or issue any securities convertible into shares of Imperial capital stock, or (iii) adopt any employee benefit plans or modify or alter any existing employee benefit plan, or (iv) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Imperial, or (v) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Imperial, or (vi) effect a split or reclassification of any capital stock of Imperial or a re-capitalization of Imperial, or (vii) amend or change the Certificate of Incorporation or Bylaws of Imperial, or, (viii) grant any increase in the compensation payable or to become payable by Imperial to officers or salaried employees of Imperial or any increase regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for or with any officers or employees, or (ix) borrow or agree to borrow any funds, or guarantee or agree to guarantee the obligations of others except in the ordinary course of business, or (x) waive any rights of substantial value, or (xi) except in the ordinary course of business, enter into an agreement, contract or commitment.

                                 7.  Consents.
                                 -------------

      Prior to Closing, the OIL CITY Stockholders and Imperial shall each use his or its respective reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the OIL CITY Stockholders or Imperial, as the case may be, to consummate the Imperial Acquisition.

                          8.  Conditions to Closing.
                          --------------------------

       8.1 General Conditions. The obligations of the parties to effect the Imperial Acquisition shall be subject to the following conditions:

            (a) The Board of Directors and, to the extent required by law, the shareholders of Imperial, shall have approved this Agreement in accordance with applicable provisions of state law.

            (b) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, filing or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation,
      (iii) affect adversely the right of Imperial to acquire and own the OIL CITY Shares, (iv) affect adversely the right of the OIL CITY Stockholders to acquire and own the Imperial Shares; or (v) affect adversely the right of either Imperial or OIL CITY to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

            (c) All governmental approvals, the absence of which would have a materially adverse effect on Imperial or OIL CITY, respectively, on a consolidated basis, after the Closing Date, shall have been received.

     8.02 Conditions of Obligations of Imperial. The obligation of Imperial to effect the Imperial Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Imperial in writing:

            (a) (i) the representations and warranties of the OIL CITY Stockholders and OIL CITY contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, and (ii) the OIL CITY Stockholders shall have each performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by him or it prior to the Closing Date.

            (b) The OIL CITY Stockholders and OIL CITY shall have each obtained and delivered to Imperial consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the OIL CITY Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent, and in particular, the consent of Bank One Texas, N.A.

            (c) There shall not have occurred (i) any material adverse change, since the Most Recent OIL CITY Fiscal Year End, in the business, properties, results of operations or financial condition of OIL CITY, or
      (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of OIL CITY which will materially affect or impair the ability of OIL CITY to conduct after the Imperial Acquisition the business now being conducted by Imperial.

            (d) All statutory requirements for the valid consummation by the OIL CITY Stockholders and OIL CITY of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by the OIL CITY Stockholders and OIL CITY of the transactions contemplated by this Agreement and to permit the business presently carried on by OIL CITY to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the OIL CITY Stockholders, OIL CITY, Imperial or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the Imperial Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of the OIL CITY Stockholders, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

            (e) The  stockholders  of OIL CITY shall have each  acknowledged  to
      Imperial in writing (i) that the shares of Imperial common stock to be issued to them pursuant to the Oil City Acquisition will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state in reliance upon available exemptions from the registration requirements thereof; (ii) that all such shares of Imperial common stock will be subject to restrictions on transferability and may not be offered for sale, sold or otherwise transferred unless subsequently registered under the Securities Act and all other applicable securities laws or unless exemptions from the registration requirements of the Securities Act and all other applicable securities laws are available, as established to the satisfaction of Imperial, and (iii) the certificates evidencing such Imperial common stock will bear an appropriate legend evidencing the above referenced restrictions on transferability.

            (f) OIL CITY shall have furnished Imperial with a certificate, dated the Closing Date, stating that the respective representations and warranties of OIL CITY contained in Section 3 are true and correct on the Closing Date in all material respects as if then made.

          (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 9.03 shall be delivered at Closing.

          (h) OIL CITY shall have cancelled the balance of its shares currently held in treasury.

     8.03 Conditions of Obligation of the OIL CITY Stockholders and OIL CITY. The obligation of the OIL CITY Stockholders to effect the Imperial Acquisition and to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by the OIL CITY Stockholders in writing:


            (a) Imperial shall have furnished the OIL CITY Stockholders and OIL CITY with (i) certified copies of resolutions duly adopted by its Board of Directors and, to the extent required by law, the shareholders of Imperial, authorizing all necessary and proper corporate action to enable Imperial to comply with terms of this Agreement and approving the execution, delivery and performance of this Agreement, including the issuance of the Imperial Shares, and (ii) an Incumbency Certificate for the appropriate officers of Imperial.

            (b) (i) the representations and warranties of Imperial herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

            (c) Imperial shall have obtained and delivered to the OIL CITY Stockholders consents to the transactions contemplated by this Agreement from the parties to all material contracts, referred to in the Imperial Disclosure Schedule attached hereto in accordance with this Agreement, which require such consent.

            (d) There shall not have occurred (i) any material adverse change since the Most Recent Imperial Fiscal Quarter in the business, properties, results of operations or financial condition of Imperial, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Imperial which will materially affect or impair the ability of Imperial to conduct, after the Imperial Acquisition, the business now being conducted by Imperial.

            (e) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the OIL CITY Stockholders, OIL CITY, Imperial or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the Imperial Acquisition and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transaction contemplated by this Agreement or to obtain the damages in respect thereof.

            (f) Imperial shall have furnished OIL CITY with a certificate, dated the Closing Date, stating that the representations and warranties of Imperial contained in Section 4 are true and correct on the Closing Date in all material respects as if then made.

            (g) all papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 9.02 shall have been delivered at Closing.


                            9.  Actions at Closing.
                            -----------------------

   9.01 Actions at the Closing. At the Closing, Imperial, OIL CITY and the OIL CITY Stockholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1.01 of this Agreement, and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance of delivery of their own securities. Certificates representing the Imperial Shares shall be issued and delivered as set forth on Exhibit "A" attached hereto. Certificates representing the OIL CITY Shares shall be duly endorsed by each of the OIL CITY Stockholders for transfer to Imperial or in blank, or have appropriately executed powers of attorney attached, and signatures shall be witnesses.

   9.02 Deliveries by Imperial. At Closing, Imperial will deliver to the OIL CITY Stockholders:

            (a)   certificates for the  Imperial Shares as  provided by  Section
      9.01 hereof;

            (b) certified copies of corporate resolutions and other corporate proceedings taken by Imperial to authorize the execution, delivery and performance of this Agreement and the appointment of Mr. James G. Borem to the Board of Imperial;

            (c) a certificate of Incumbency and signatures of officers of Imperial dated as of the date of this Agreement;

          (d) a bank draft or wire transfer of $25,000 to the account of OIL CITY representing the initial installment on the loan amount.


   9.03 Deliveries by the OIL CITY Stockholders and OIL CITY. At Closing, the OIL CITY Stockholders and OIL CITY shall deliver to Imperial:

            (a)   certificates for the  OIL CITY  Shares as provided by  Section
      9.01 hereof;

            (b) certified copies of corporate resolutions and other corporate proceedings taken by OIL CITY to authorize the execution, delivery and performance of this Agreement and the appointment of Mr. Jeffrey T. Wilson on behalf of Imperial as a member of the Board of Directors of OIL CITY;

            (c) a certificate of Incumbency and signatures of the officers of OIL CITY dated as of the date of this Agreement and consenting to the sale of the shares to Imperial;

          (d) execution of the note payable to Imperial on behalf of OIL CITY.


                               10.  Termination.
                               -----------------

      10.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

            (a) Imperial, OIL CITY and the OIL CITY Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) Either party may terminate this Agreement by giving written notice to other party on or before the Closing Date if either party is not satisfied with the results of their continuing business, legal and accounting due diligence regarding each other;

            (c) OIL CITY and/or the OIL CITY Stockholders may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any representation, warranty or covenant contained in this Agreement in any material respect, OIL CITY and/or the OIL CITY Stockholders has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before September 11, 1998, or such later date as may be agreed to by OIL CITY, the OIL CITY Stockholders and Imperial, in writing, by reason of the failure of any condition precedent under Section 8.03 hereof (unless the failure results primarily from OIL CITY or the OIL CITY Stockholders themselves breaching any representation, warranty or covenant contained in this Agreement); and

            (d) Imperial may terminate this Agreement by giving written notice to OIL CITY and the OIL CITY Stockholders at any time prior to the Closing
      (i) in the event OIL CITY or any OIL CITY Stockholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, Imperial has notified OIL CITY and the OIL CITY

      Stockholders of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 11, 1998, or such later date as may be agreed to by OIL CITY, the OIL CITY Stockholders and Imperial in writing, by reason of the failure of any condition precedent under Section
      8.02 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement).

      10.02 Effect of Termination. If either OIL CITY and/or the OIL CITY Stockholders or Imperial terminates this Agreement pursuant to Section 10.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.



                                11.  General.
                                -------------

  11.1 Brokers and Finders. Each Party hereto represents that no broker, agent, finder or other party has been retained by either Party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each Party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and expenses, legal or otherwise, which any such party may incur as the result of any such claim.

  11.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties. Provided however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.

  11.03 Schedules. The OIL CITY and Imperial Disclosure Schedules delivered pursuant to the terms of this Agreement shall be bound together, initialed by Imperial and OIL CITY and deemed attached hereto and made a part hereof.

  11.04 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished at the Closing Date.

  11.05 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada.

  11.06 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:



      If to Imperial:

            Imperial Petroleum, Inc.
            100 NW Second Street
            Suite 312
            Evansville, IN 47708

            Attn:  Mr. Jeffrey T. Wilson
                   President



      If to OIL CITY and OIL CITY Stockholders:

            Oil City Petroleum, Inc.
            5577 South Lewis Avenue
            Tulsa, OK 74105

            Attn:  Mr. James G. Borem
                   President





  11.07 No Assignment. This Agreement may not be assigned by operation of law or otherwise, without the express written consent of each party hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                   IMPERIAL PETROLEUM, INC.


                                By:____________________________________
                                   Jeffrey T. Wilson, President




                                   OIL CITY PETROLEUM, INC.


                                By:____________________________________
                                   James G. Borem, President



                                   THE OIL CITY SHAREHOLDERS


                                   By: ______________________________


                                   By: ______________________________


                                   By: ______________________________


                                   By: ______________________________


                                   By: ______________________________


                                   By: ______________________________

                                  EXHIBIT "A"


                             OIL CITY SHAREHOLDERS


                                   Oil City Shares             Imperial Shares
Name                               To Be Exchanged             Due Upon Exchange
--------------------------------------------------------------------------------

R.A. Sellers                            600,000                      103,254

James G./Kathryn S. Borem             1,835,000                      315,784
Iris R. Borem                           500,000                       86,045
Bradley J. Borem                        500,000                       86,045

Terri Peracca                           100,000                       17,210

L.C./Faye E. Cobb                       650,000                      111,858

Boone Petroleum, Inc.                   554,890                       95,490
Benz Properties, Ltd.                   432,134                       79,528
Hilton Petroleum, Inc.                   86,816                       14,940
Safari Petroleum, LLC                   545,580                       93,888
STB Energy, Inc.                        545,580                       93,888

Silver Petroleum Corporation            598,920                      103,068
Silver Petroleum, Corporation         2,797,937                      481,495
MoCo Resources, Inc.                  1,001,457                      172,340
Wm. Moser Marital Trust               1,416,163                      243,707
Edna L. Moser                           257,238                       44,268
National Oil & Gas Inc.                 743,285                      127,911

Bill Carter                             300,000                       51,627

Total Shareholders                   13,465,000                    2,317,183

Treasury                                190,700                       32,817

Total Sharesto be Exchanged          13,655,700                    2,350,000